Exhibit 99.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Arthur C. Wiener, Chief Executive Officer of Galey & Lord, Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Company’s Annual Report on Form 10-K for the year ending September 28, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ARTHUR C. WIENER

Arthur C. Wiener
Chief Executive Officer